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                                                                   EXHIBIT 10.50

                                  AMENDMENT TO
                                  ------------
                   RESTATED AND AMENDED STOCKHOLDER AGREEMENT
                   ------------------------------------------

     THIS AMENDMENT STOCKHOLDER AGREEMENT (this "Amendment") is made and entered into as of this ___________ day of February, 1997, by an among PHYSICIAN HEALTH CORPORATION, a Delaware corporation (the "Company"), SARAH C. GARVIN, HOWARD E. FAGIN, Ph.D., H. THOMAS SCOTT, JULIE RAWLS MOORE, and SHAMUS HOLT (collectively, the "Stockholders" and individually, a "Stockholder").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company and the Stockholders entered into that certain Restated and Amended Stockholder Agreement dated November 1, 1997 (the "Agreement").

     WHEREAS, pursuant to the Agreement, the Company and the Stockholders designated 300,000 shares issued to each Stockholder restricted stock (the "Shares"), subject to the vesting and other provisions contained therein.

     WHEREAS, the Company and the Stockholders desire to clarify certain terms and conditions regarding the vesting provisions contained in the Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     I.   Vesting Schedule.  Pursuant to the Agreement, 56,250 of the shares
          ----------------
issued to each Stockholder vest on January 30, 2000, subject to each Stockholder remaining a full-time employee of the Company and continuing in such employment throughout the vesting period. In addition to this continued employment
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requirement, 37,500 of these 56,250 shares (or 12.5% of the 300,000 issued to each Shareholder) shall vest on January 30, 2000 if (i) the Company has a Liquidity Event (as defined in the Company's Amended Certificate of Incorporation), or (ii) the Company achieves Net After-Tax Income (as defined in the Company's Amended Certificate of Incorporation) of at least $6.0 million in its fiscal year 1998 or any fiscal year ending before December 31, 1998. If the Company does not satisfy (i) or (ii) above by December 31, 1998, these 37,500 unvested shares of each Stockholder will be canceled.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              COMPANY:
                              PHYSICIAN HEALTH CORPORATION
                              By:
                              /s/ Sarah C. Garvin
                              --------------------------------------------------
                              Sarah C. Garvin
                              President and Chief Executive Officer


                              STOCKHOLDERS:

                              /s/ Sarah C. Garvin
                              --------------------------------------------------
                              Sarah C. Garvin

                              /s/ Howard E. Fagin, Ph.D
                              --------------------------------------------------
                              Howard E. Fagin, Ph.D

                              /s/ H. Thomas Scott
                              --------------------------------------------------
                              H. Thomas Scott

                              /s/ Julie Rawls Moore
                              --------------------------------------------------
                              Julie Rawls Moore


                              --------------------------------------------------
                              Shamus Holt